EXHIBIT 23.1

Durland & Company
Certified Public Accountants
A Professional Association
340 Royal Palm Way, 3rd Floor
Palm Beach, FL 33480
561-822-9995 * FAX 822-9942

Environmental Remediation Holding Corporation
777 South Flagler Drive
West Palm Beach, Florida 33401


                          INDEPENDENT AUDITORS CONSENT

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement of ENVIRONMENTAL REMEDIATION HOLDING CORPORATION on Form S-8 of our report dated January 21, 1999 on the consolidated financial statements of the Company which is part of this Resgistration Statement.

                                   /s/ DURLAND & CO., CPA'S P.A.
                                   -----------------------------
                                   DURLAND & CO., CPA'S P.A.
Palm Beach, Florida
August 5, 1999